Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Securities Fund: Fidelity Advisor Aggressive Growth Fund which is included in Post -Effective Amendment No. 47 to the Registration Statement on Form N-1A.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 31, 2000